Exhibit 10.17

CINCO RESOURCES, INC. 2011 LONG TERM INCENTIVE PLAN

SUMMARY OF STOCK OPTION GRANT

You, the Participant named below, have been granted the following option (the “Option”) to purchase shares of the common stock, $0.001 par value per share (the “Common Stock”), of Cinco Resources, Inc., a Delaware corporation (“Cinco”), on the terms and conditions set forth below and in accordance with the Stock Option Award Agreement (the “Agreement”) to which this Summary of Stock Option Grant is attached and the Cinco Resources, Inc. 2011 Long Term Incentive Plan (the “Plan”):

Participant Name:

Number of Option Shares Granted:

Type of Option (check one):	☐	Incentive Stock Option
	☐	Nonqualified Stock Option

Grant Date:

Exercise Price Per Share:		$

Vesting Schedule:		The Option shall be fully vested and exercisable on the Grant Date.

You, by your signature as Participant below, acknowledge that you (i) have reviewed the Agreement and the Plan in their entirety and have had the opportunity to obtain the advice of counsel prior to executing this Summary of Stock Option Grant, (ii) understand that the Option is granted under and governed by the terms and provisions of the Agreement and the Plan, and (iii) agree to accept as binding all of the determinations and interpretations made by the Committee with respect to matters arising under or relating to the Option, the Agreement and the Plan.

PARTICIPANT:	CINCO RESOURCES, INC.

By:
(Signature of Participant)		Name:
Title:

CINCO RESOURCES, INC. 2011 LONG TERM INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

This Stock Option Award Agreement (“Agreement”), made and entered into as of the Grant Date (as set forth on the Summary of Stock Option Grant), is by and between Cinco Resources, Inc., a Delaware corporation (“Cinco”), and the Participant named in the Summary of Stock Option Grant.

WITNESSETH:

WHEREAS, Cinco has approved that certain 2011 Long Term Incentive Plan (the “Plan”) effective as of November 17, 2011, for certain Employees, Outside Directors and other individuals providing services to Cinco and its Affiliates; and

WHEREAS, the Participant is an Employee, Outside Director or other individual providing services to Cinco eligible to participate in the Plan and the Committee, as administrator of the Plan, has determined that Cinco should recognize the potential contributions that the Participant has made to the success of Cinco by granting the Participant an option to purchase shares of Common Stock in Cinco pursuant to the Plan and upon the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, Cinco and the Participant hereby agree as follows:

1.             Certain Definitions.  Capitalized terms used in this Agreement and not otherwise defined in this Agreement or the Summary of Stock Option Grant shall have the respective meanings assigned to such terms in the Plan.

2.             The Plan and Summary of Stock Option Grant.  The terms and provisions of the Plan and the attached Summary of Stock Option Grant are hereby incorporated into this Agreement as if set forth herein in their entirety.  In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control.  A copy of the Plan may be obtained from Cinco by the Participant upon request.

3.             Grant of Option.  On the terms and conditions set forth in this Agreement, the Summary of Stock Option Grant and the Plan, as of the Grant Date, Cinco hereby grants to the Participant the right and option (the “Option”) to purchase the number of shares of Common Stock set forth on the Summary of Stock Option Grant at the Exercise Price per share set forth on the Summary of Stock Option Grant.  The Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, as provided in the Summary of Stock Option Grant.  It is agreed that the Exercise Price per share is not less than the greater of (a) the par value per share of the Common Stock or (b) 100% of the Fair Market Value of a share of Common Stock on the Grant Date (110% of Fair Market Value if the Participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Cinco or of its Affiliates, within the meaning of Section 422(b)(6) of the Code).  If this Option is intended to be an Incentive Stock Option, but the aggregate Fair Market Value of Common Stock with respect to which Incentive

Stock Options granted to the Participant (including all options qualifying as incentive stock options pursuant to Section 422 of the Code granted to the Participant under any other plan of Cinco or any Affiliate) are exercisable for the first time by the Participant during any calendar year exceeds $100,000 (determined as of the date the Incentive Stock Option is granted), this Option shall not be void but shall be deemed to be an Incentive Stock Option to the extent it does not exceed the $100,000 limit and shall be deemed a Nonqualified Stock Option to the extent it exceeds that limit.  The Committee shall determine, in accordance with the applicable provisions of the Code, which of the Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination.

4.             Vesting of Right to Exercise Option.  This Option may be exercised only to the extent it is vested on the vesting dates in accordance with the Vesting Schedule set forth in the Summary of Stock Option Grant.  The vested percentage indicated in such Vesting Schedule shall be exercisable, as to all or part of the vested shares, at any time or times after the respective vesting date and until the expiration or termination of the Option.  The vesting of this Option may be accelerated in certain events as set forth in the Plan.

5.             Restrictions on Exercise.  The right to exercise the Option shall be subject to the following restrictions:

(a)           Vesting.  The Participant shall have no right to exercise this Option to purchase any shares of Common Stock for which the Participant’s rights have not yet vested in accordance with Section 4.

(b)           No Fractional Shares of Common Stock.  The Option may be exercised only with respect to full shares of Common Stock.

(c)           Compliance with Law.  The Option may not be exercised in whole or in part, and no shares of Common Stock shall be issued nor certificates representing such shares of Common Stock delivered pursuant to any exercise of the Option, if any requisite approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options or the issuance and sale of shares of Common Stock shall not have been obtained or if such exercise or issuance would violate any applicable law.

(d)           Exercise by the Participant.  The Option shall be exercisable only by the Participant, any representative of the Participant, and by any transferee who has received such Option in accordance with the Plan.

6.             Term.

(a)           Term of Option.  This Option may not be exercised after the expiration of ten years from the Grant Date (five years from the Grant Date if the Option is an Incentive Stock Option and the Participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Cinco or of its Affiliates, within the meaning of Section 422(b)(6) of the Code, as of the Grant Date).  If the expiration date of this Option or any termination date provided for in this Agreement shall fall on a Saturday, Sunday or a day on which the executive offices of Cinco are not open for business, then such expiration or termination date shall be deemed to be the last normal business day of Cinco at its executive offices preceding such Saturday, Sunday or day on which such offices are closed.

(b)           Early Termination.  Except as provided below, this Option may not be exercised unless the Participant shall have been in the continuous employ or service of Cinco or any Affiliate from the Grant Date to the date of exercise of the Option.

(i)            If the employment or service of the Participant shall terminate for Cause, the Option shall automatically terminate as of the date of such termination of employment or service, and the right to exercise the Option shall immediately terminate.

(ii)           In the event of the Participant’s termination of employment or service by reason of death or by Cinco or an Affiliate on account of Disability, the Option shall remain outstanding and may be exercised by the person who acquires the Option by will or the laws of descent and distribution, or by the Participant, as the case may be, but only (A) within the one-year period following the date of termination on account of death or Disability (if otherwise prior to the date of expiration of the Option), and not thereafter, and (B) to purchase the number of shares of Common Stock that were subject to purchase upon exercise of the Option at the time of such termination, plus the number of shares of Common Stock that would have become purchasable upon the next vesting date.

(iii)          If the Participant’s employment or service with Cinco and its Affiliates is terminated voluntarily by the Participant or by action of Cinco or an Affiliate for reasons other than for Cause or Disability or termination as a result of the Participant’s death, the Option may be exercised, but only (A) within three months after such termination (if otherwise prior to the date of expiration of the Option), and not thereafter, and (B) to purchase the number of shares of Common Stock, if any, that could be purchased upon exercise of the Option at the date of termination of the Participant’s employment or service.

7.             Exercise of Option.

(a)           Subject to the other terms and provisions of this Agreement, the Option shall be exercisable by written notice timely given to Cinco by the Participant, which notice (i) shall state the number of whole shares of Common Stock with respect to which the Option is to be exercised, and (ii) shall be accompanied by full payment for such shares.  Payment of the Exercise Price per share  shall be made (i) in cash or an equivalent acceptable to the Committee, (ii)

in the sole discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, (A) by tendering one or more previously acquired nonforfeitable, unrestricted shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (B) by surrendering a sufficient portion of the shares with respect to which such Option is exercised having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price or (iii) in a combination of the forms specified in (i) or (ii) of this subsection; provided, however, that payment of the Exercise Price by means of tendering or surrendering shares of Common Stock shall not be permitted when the same may, in the reasonable opinion of the Committee, cause Cinco to record a loss or expense as a result thereof.  During such time as the Common Stock is registered under Section 12 of the Exchange Act, to the extent permissible under applicable law, payment of the Exercise Price may also be made, in the absolute discretion of the Committee, by delivery to Cinco or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to Cinco to pay the Exercise Price and any required withholding taxes.  This Option shall be deemed to have been exercised on the first date upon which Cinco receives written notice of exercise as described above, payment of the purchase price and all other documents, information and amounts required with respect to such exercise under this Agreement and the Plan.

(b)           Cinco shall be entitled to require the Participant to deliver to Cinco such documents as Cinco in its discretion shall deem necessary to confirm that such exercise and Cinco’s issuance and sale of such shares of Common Stock are in compliance with the requirements of any applicable laws (including, but not limited to, the Securities Act of 1933, as amended (the “Securities Act”) and all applicable state securities or “blue sky” laws (“State Law”)).

8.             Withholding Tax.  Cinco or any Affiliate shall be entitled to deduct from any payment made with respect to this Option, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to Cinco or such Affiliate such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock with respect to this Option, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to this Option.  In accordance with any applicable administrative guidelines it establishes, the Committee may allow the Participant to pay the amount of taxes required by law to be withheld from or with respect to this Option by (a) withholding shares of Common Stock from any payment of Common Stock due as a result of the exercise of this Option, or (b) permitting the Participant to deliver to Cinco or an Affiliate previously acquired shares of Common Stock, in each case having an aggregate Fair Market Value equal to the amount of such required withholding taxes.  No payment shall be made and no shares of Common Stock shall be issued pursuant to this Option unless and until the applicable tax withholding obligations have been satisfied.

9.             Recapitalization or Reorganization.  The existence of this Option shall not affect in any way the right or power of Cinco to make or authorize any adjustment, recapitalization,

reorganization or other change in Cinco’s capital structure or its business, any merger or consolidation of, or share exchange involving, Cinco, any issuance of additional Cinco securities with priority over the Common Stock or otherwise affecting the Common Stock or the rights thereof, the dissolution or liquidation of Cinco’s Common Stock or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

10.          Lock-Up Period. The Participant hereby agrees that, if so requested by Cinco or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of Cinco or an Affiliate under the Securities Act of 1933, as amended (the “Act”), the Participant will not sell or otherwise transfer any Option, Common Stock or other securities of Cinco or an Affiliate during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by Cinco or an Affiliate) (the “Market Standoff Period”) following the effective date of a registration statement of Cinco or an Affiliate filed under the Act. Such restriction will apply only to the first registration statement of Cinco or an Affiliate to become effective under the Act that includes securities to be sold on behalf of Cinco or an Affiliate to the public in an underwritten public offering under the Act.  Cinco or an Affiliate may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

11.          Restriction on Transfer of Option.  Except as otherwise provided in this Section, the Option may not be sold, assigned, hypothecated or transferred, except by will or by the laws of descent and distribution.  Any attempted transfer of the Option in violation of this provision or the other provisions of the Plan shall be void and of no effect whatsoever.  If the Option is intended to be a Nonqualified Stock Option, the Option may be transferred by the Participant to a “Permitted Transferee,” as defined in Section 15.4(c) of the Plan.

12.          Certain Rights Incident to Divorce.  Notwithstanding the provisions of section 11 hereof, incident to the Participant’s divorce, the Participant may request that Cinco agree to observe the terms of a domestic relations order which may or may not be part of a qualified domestic relations order (as defined in Code Section 414(p)) with respect to all or part of the Option.  Cinco’s decision regarding such request shall be made by the Committee, in its sole and absolute discretion, based upon the best interests of Cinco.  As a condition of participation in the Plan, the Participant agrees to hold Cinco harmless from any claim that may arise out of Cinco’s observance of the terms of any such domestic relations order.

13.          Rights as a Stockholder.  The Participant shall have no rights as a stockholder of Cinco with respect to any shares of Common Stock covered by the Option until the exercise of the Option.

14.          Additional Documents.  Cinco and the Participant will, upon request of the other party, promptly execute and deliver all additional documents, and take all such further action, reasonably deemed by such party to be necessary, appropriate or desirable to complete and evidence the sale, assignment and transfer of the shares of Common Stock pursuant to this Agreement.

15.          Participant’s Employment or Service.  Nothing contained in the Plan or in this Agreement shall confer upon the Participant any right with respect to the continuation of his employment by or service with Cinco or an Affiliate, or interfere in any way with the right of Cinco or an Affiliate, (subject to the terms of any separate agreement to the contrary) at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the date of this Agreement.

16.          Notices.  All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given on the earlier of the date of receipt by the party to whom the notice is given or five days after being mailed by certified or registered United States mail, postage prepaid, addressed to the appropriate party (a) if to Cinco, at 2626 Howell Street, Suite 800, Dallas, TX 75204 and (b) if to the Participant, to Participant’s address as shown in the employment records of Cinco, or in each case at such other address as such party shall have theretofore designated by written notice given to the other party.

17.          Entirety and Modification.  This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, between such parties relating to such subject matter.  No modification, alteration, amendment or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

18.          Severability.  If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible, and such provision shall be deemed inoperative to the extent it is unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

19.          Gender.  Words used in this Agreement that refer to the Participant and denote the male gender shall also be deemed to include the female gender or the neuter gender when appropriate.

20.          Headings.  The headings of the various sections and subsections of this Agreement have been inserted for convenient reference only and shall not be construed to enlarge, diminish or otherwise change the express provisions hereof.

21.          GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE DELAWARE PRINCIPLES OF CONFLICTS OF LAW). The exclusive forum for any lawsuit arising from or related to this Agreement shall be a state or federal court in Dallas County, Texas.  This provision does not prevent Cinco from removing to an appropriate federal court any action brought in state court.  PARTICIPANT HEREBY

CONSENTS TO, AND WAIVES ANY OBJECTIONS TO, REMOVAL TO FEDERAL COURT BY CINCO OF ANY ACTION BROUGHT AGAINST IT BY PARTICIPANT.

22.          Counterparts.  This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.